UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447

(Address of principal executive offices and Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On February 26, 2013, Kips Bay Medical, Inc. (the “Company”) executed a confidentiality agreement (the “Confidentiality Agreement”) with Nasser Kazeminy and two of his associates as part of an agreement between the Company and Mr. Kazeminy which allows Mr. Kazeminy to name two individuals to serve as advisors to the Company’s Board of Directors.  Mr. Kazeminy is the principal owner of Kips Bay Investments, LLC, which holds a greater than 5% ownership interest in the Company.

The purpose of this agreement is to enable full exchange of information between the Company and Mr. Kazeminy’s associates in order for the Company to take advantage of their experience and expertise with early stage, high growth companies.  As advisors to the Board, they will be invited to participate in all meetings of the Company’s Board of Directors and its committees. The advisors will be subject to the same trading policies and restrictions as are members of the Board and will further be subject to certain standstill restrictions, as further set forth in the Confidentiality Agreement.  There will be no cash compensation to either individual.

The foregoing description of the Confidentiality Agreement is not a complete description of all the terms of such Confidentiality Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013

KIPS BAY MEDICAL, INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Operating Officer and Chief Financial Officer